                                                                     EXHIBIT 3.1

              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
                          BUREAU OF COMMERCIAL SERVICES
 (Date Received)

                                        (For Bureau Use Only)
                         This document is effective on the date filed, unless subsequent effective date within 90 days after received date is stated in the document.



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Name
Christopher J. Kawa, Legal Assistant
Honigman Miller Schwartz and Cohn LLP
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Address
2290 First National Building
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City          State         Zip Code
Detroit       MI            48226                           EFFECTIVE DATE:
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         Document will be returned to the name and address you enter above.
            If left blank document will be mailed to the registered office.

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS
           (Please read information and instructions on the last page)


         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following certificate:


1.   The present name of the corporation is:  Childtime Learning Centers, Inc.

2.   The identification number assigned by the Bureau is:  343-660

3. Article III of the Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

  ARTICLE III

The total authorized shares:

Common Shares     40,000,000            Preferred Shares       1,000,000

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

         The board of directors may cause the corporation to issue Preferred Shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the board. Such resolutions, when filed, shall constitute amendments to these Restated Articles of Incorporation.

5. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors of trustees.)

         The foregoing amendment to the Articles of Incorporation was duly adopted on the _____ day of _________, _____, in accordance with the provisions of the Act by the unanimous consent of incorporator(s) before the first meeting of the Board of Directors or Trustees.

               Signed this __________ day of _________________, 2003

         ______________________________          ______________________________
                  (Signature)                              (Signature)

         ______________________________          ______________________________
         (Type or Print Name and Title)          (Type or Print Name and Title)


         ______________________________          ______________________________
                  (Signature)                             (Signature)

         ______________________________          ______________________________
         (Type or Print Name and Title)          (Type or Print Name and Title)


6. (For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or on a membership basis.)

         The foregoing amendment to the Articles of Incorporation was duly adopted on the 10th day of March, 2003 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

         [X] at a meeting. The necessary votes were cast in favor of the amendment.

         [ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) of and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note:
              Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

         [ ] by written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

         [ ]  by the board of a profit corporation pursuant to section 611(2).


          Profit Corporations                                    Nonprofit Corporations

Signed this 14th day of March, 2003                   Signed this ___ day of ________, 20___


By:  /s/ Frank Jerneycic                               By:
   ----------------------------------------               --------------------------------------------
     (Signature of an authorized                          (Signature of President, Vice-President,
          officer or agent)                                  Chairperson or Vice-Chairperson)

Frank Jerneycic, Chief Financial
  Officer and Treasurer                                   --------------------------------------------
(Type or Print Name)   (Type or Print Title)              (Type or Print Name)   (Type or Print Title)

BCS/CD 515

Name of Person or Organization              Preparer's Name and Business
Remitting Fees:                             Telephone Number:

Honigman Miller Schwartz and Cohn LLP       Christopher J. Kawa, Legal Assistant

                                            (313)  465-7210


                          INFORMATION AND INSTRUCTIONS

1. The amendment cannot be filed until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development Bureau. The original will be returned to the address appearing in the box on the front as evidence of filing.

     Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This Certificate is to be used pursuant to the provisions of Section 631 of Act 284, P.A. 1972 or Act 162, P.A. of 1982, for the purposes of amending the Articles of Incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles.

4. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. Item 3 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6. For nonprofit charitable corporations, if an amendment changes the term of existence to other than perpetual, Attorney General Consent should be obtained at the time of dissolution.

7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8.   Signatures:
     PROFIT CORPORATIONS:
     1) Item 4 must be completed and signed by at least a majority of the Incorporators listed in the Articles of Incorporation.
     2) Item 5 must be completed and signed by an authorized officer or agent of the corporation.
     NONPROFIT CORPORATIONS:
     1) Item 4 must be completed and signed by at all of the incorporators listed in the Articles of Incorporation.
     2) Item 5 must be completed and signed by either the president, vice-president, chairperson or vice-chairperson.

9. NONREFUNDABLE FEE: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order..................................................................$ 10.00

     ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS
     ARE:
     Each additional 20,000 authorized shares or portion thereof ... $     30.00
     Maximum fee for first 10,000,000 authorized shares ............ $  5,000.00
     Each additional 20,000 authorized shares or portion thereof in
       excess of 10,000,000 shares ................................. $     30.00
     Maximum fee per filing for authorized shares in excess of
       10,000,000 shares ........................................... $200,000.00

To submit by mail:                              To submit in person:
   Michigan Department of Consumer                 6546 Mercantile Way
     & Industry Services                           Lansing, MI
   Bureau of Commercial Services                   Telephone: (517) 241-6400
   Corporation Division                         Fees may be paid by VISA or
   7150 Harris Drive                            Mastercard when delivered in
   P.O. Box 30054                               person to our office.
   Lansing, MI 48909


MICH-ELF (Michigan Electronic Filing System)
First Time Users: Call (517) 241-6420, or visit our website at http:// www.cis.state.mi.us/bcs/corp/

Customer with MICH-ELF Filer Account:  Send document to (517) 241-9845